WAVE WIRELESS PTY LTD
Company

and

WAVERIDER COMMUNICATIONS INC
Vendor

and

WAVERIDER COMMUNICATIONS (CANADA) INC
Stock Provider

and

WAYNE ANDERSON
Purchaser

SHARE SALE AGREEMENT

TABLE OF CONTENTS

1	DEFINITIONS
2	CONDITIONS PRECEDENT
3	AGREEMENT FOR SALE AND PURCHASE OF THE SHARES
4	LOAN REDUCTION & FORGIVENESS OF DEBT
5	COMPLETION
6	RIGHTS AND OBLIGATIONS OF THE PARTIES PENDING COMPLETION
7	WARRANTIES AND INDEMNITIES IN FAVOUR OF PURCHASER
8	INDEMNITY IN FAVOUR OF PURCHASER FOR TAX LIABILITIES
9	WARRANTIES AND INDEMNITIES IN FAVOUR OF VENDOR
10	DEFAULT AND TERMINATION
11	CONFIDENTIALITY
12	GOODS AND SERVICES TAX
13	ANNOUNCEMENTS
14	FURTHER ASSURANCE
15	GOVERNING LAW
16	COSTS
17	NOTICES
18	SEVERANCE
19	ENFORCEMENT OF INDEMNITY
20 21	GENERAL INTERPRETATION

SCHEDULE 1

SCHEDULE 2

SCHEDULE 3

SCHEDULE 4

SCHEDULE 5

SCHEDULE 6

THIS AGREEMENT is made on

PARTIES

1	WAVE WIRELESS PTY LTD
ACN 006 395 026 of Unit 1, 2 Dunlop Court, Bayswater, Victoria 3153 (“Company”)

2	WAVERIDER COMMUNICATIONS INC a company existing and organised under the laws of the State of Delaware, with registered office at 255 Consumers Road, Suite 500, Toronto, Ontario M2J 1R4 (“Vendor”)

3	WAVERIDER COMMUNICATIONS (CANADA) INC a company existing and organised under the laws of Canada, with registered office at 255 Consumers Road, Suite 500, Toronto, Ontario M2J 1R4 (“Stock Provider”)

4	WAYNE ANDERSON of 12 Ernest Road, Kalorama, Victoria 3766 (“Purchaser”)

BACKGROUND
A B	The Shares are legally and beneficially owned by the Vendor.
 The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to buy the Shares on the terms and conditions set out in this Agreement.

THE PARTIES AGREE THAT:
1	DEFINITIONS

In this Agreement:

1.1	“Accounts” means the statements of financial position of the Company as at the Accounts Date and the statement of financial performance and statement of cash flows of the Company for the period ending on the Accounts Date, together with the notes to, and the reports of the directors relating to, those Accounts.

1.2	“Accounts Date” means 30 June 2006.

1.3	“Agreement” means this agreement including the recitals and any schedules or annexures to this Agreement.

1.4	“Associate” has the meaning given to that term by sections 10 to 17 inclusive of the Corporations Act and includes an application of those provisions to any foreign company.

1.5	“Business” means the business carried on by the Company, including the business of supplying building to building wireless data communications.

1.6	“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for general banking business in Melbourne.

1.7	“Claim” means any claim, notice, demand, action, proceeding, litigation, investigation or judgment whether based in contract, tort, statute or otherwise.

1.8	“Company” means Wave Wireless Pty Ltd ACN 006 395 026, further details of which are set out in Schedule 2.

1.9	“Completion” means the completion of the sale and purchase of the Shares contemplated by this Agreement.

1.10	“Completion Date” means 30 June 2006, provided that each of the Conditions are satisfied by that date, or such other date as the parties agree in writing.

1.11	“Conditions” means the conditions set out in clause 2.1.

1.12	“Confidential Information” means:

1.12.1	all information of or used by the Vendor, the Purchaser, the Company or the Business relating to their respective transactions, operations and affairs;

1.12.2	all other information treated by the Vendor, the Purchaser or the Company as confidential;

1.12.3	all notes, data, reports and other records (whether or not in tangible form) based on, incorporating or derived from information referred to in the preceding two paragraphs of this definition; and

1.12.4	all copies (whether or not in tangible form) of the information referred to in the preceding three paragraphs of this definition,

that is not public knowledge (other than as a result of a breach of a confidentiality obligation of a party).

1.13	"Corporations Act” means the Corporations Act 2001 (Commonwealth).

1.14	“Encumbrance” means any mortgage, lien, charge, bill of sale, option, title retention, pledge, claim, restriction, condition, overriding interest or other encumbrance.

1.15	"GST” means the goods and services tax levied under the GST Act and related legislation.

1.16	"GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth) (as amended).

1.17	“Liabilities” includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever description, including legal costs on a full indemnity basis.

1.18	“Purchase Price” means a fixed amount of $370,000 USD.

1.19	“Records” means the originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents, accounts and papers of every description and other material regardless of their form and whether coming into existence before or after the date of this Agreement, belonging or relating to or used by the Company including (without limitation) certificates of registration, minute books, statutory books and registers, books of account, taxation returns, title deeds and other documents of title, customer lists, price lists, computer programs and software and trading and financial records.

1.20	"Revenue” means the total of all monies, revenue, income and remuneration whether in cash, moneys worth or other valuable consideration earned, derived, received or receivable by the Company without deductions as payment for the provision of goods and/or services in Australia, but excludes GST levied upon the sale of goods or services.

1.21	“Schedule” means a schedule to this Agreement.

1.22	“Shares” means all of the issued shares in the capital of the Company.

1.23	"Superannuation Fund” means the each superannuation fund to which contributions are made by or on behalf of the Company in respect of the Company’s present and former employees.

1.24	“Tax” means every kind of tax, duty, rate, levy, deduction and charge imposed by any fiscal, national, state or local authority or entity and whether presently imposed or novel, together with interest and penalties, and includes a GST, and “Taxation” has a corresponding meaning.

1.25	"Tax Laws” means any statute or law under which any Tax is imposed, assessed or collected, including (but not limited to) the GST Act, the Income Tax Assessment Act 1936 (Commonwealth) and the Income Tax Assessment Act 1997 (Commonwealth).

1.26	“Vendor Loans” means the loans and liabilities referred to in clause 4.1.

1.27	“Warranties” means each of the warranties and representations of the Vendor and the Purchaser set out in Schedule 4 and elsewhere in this Agreement.

2	CONDITIONS PRECEDENT 2.1	Conditions

Completion is conditional upon the conditions set out below and Completion must not occur unless all of the Conditions are satisfied or waived in accordance with this clause 2:

Party entitled to
Condition	benefit
All consents from all statutory
authorities having jurisdiction over the
Business necessary or relevant for the sale
and purchase of the Shares contemplated by
this Agreement to take place without
breaching any statute or agreement are
granted and received either:

(a) without conditions or requirements; or (b) with conditions and requirements that are acceptable to the Purchaser.	The Purchaser

All liability of the Company as guarantor
or other surety for any debt, liability or
obligation of any person other than the
Company must be released in full so far as
it relates to the period following
Completion.
The Purchaser

All liability of the Company to or in
relation to the Stock Provider or any
Associate of the Vendor or the Stock
Provider (including, but not limited to,
liabilities in respect of “Stock in trade”,
“Group tax clearance”, “Loans”,
“Investments” and “Inter-company loans”) be
forgiven or released in full, save for any
loan or liability dealt with pursuant to
clause 4.
The Purchaser

Agreement that all liability of the Company
to or in relation to the Vendor, in respect
of “Inter-company loans” be forgiven or
released in full, on the sooner of 13
months after the Completion Date and the
date on which the final payment under
clause 4.4 is made.
The Purchaser

The grant of an intellectual property licence in the form of that contained in Schedule 6	The Purchaser

2.2	Conduct of the parties

Each party must use its best endeavours (within its own capacity) to ensure that the Conditions are satisfied by 5.00pm on 29 June 2006 or such other date as the parties agree in writing, and must provide such evidence of the satisfaction of a Condition to the party which is entitled to the benefit of that Condition as that party may reasonably require.

2.3	Waiver of Condition

A Condition may only be waived in writing by each party entitled to the benefit of that Condition and is effective only to the extent set out in that waiver.

2.4	Failure of Condition

If a party has complied with its obligations under clause 2.2, it may end this Agreement by giving written notice to the other party at any time before Completion if:

2.4.1	events or circumstances make it improbable (in the reasonable opinion of the party) that a Condition can be fulfilled;

2.4.2	each Condition is not satisfied, or waived by each party entitled to the benefit of that Condition, before 5.00pm on the date set out in clause 2.2; or

2.4.3	a Condition having been fulfilled, that Condition does not remain fulfilled in all respects at all times before Completion.

	2.5	Action on termination
On the ending of this Agreement under clause 2.4, clause 11 applies.

3	AGREEMENT FOR SALE AND PURCHASE OF THE SHARES

	3.1	Sale and purchase

Subject to clause 2, the Vendor as the beneficial owner agrees to sell to the Purchaser and the Purchaser agrees to buy from the Vendor the number and class of Shares held by the Vendor set out in Schedule 1:

3.1.1	for the Purchase Price, subject to clause 3.2;

3.1.2	free from any Encumbrance;

3.1.3	with all rights, including dividend and voting rights, attached and accrued to the Shares on or after the date of this Agreement;

3.2	3.1.4with effect from Completion; and 3.1.5on the other terms and conditions contained in this Agreement. Manner of payment

The Purchase Price will be paid by the Purchaser, by payment to the Vendor within 14 days after Completion (being on or before 14 July 2006 if Completion is effected on 30 June 2006).

4	LOAN REDUCTION & FORGIVENESS OF DEBT

4.1	The Vendor has previously advanced moneys to the Company, as a loan or separate loans, and the Stock Provider has previously sold the Company products for which payment had not been made and as at the date of this Agreement the Company is indebted to the Vendor and the Stock Provider in the amount of $838,939.34 AUD (representing a loan liability of $781,702.95 and a stock liability of $57,236.39), pursuant to such loans and product sales (together the “Vendor Loans”).

4.2	The Purchaser enters into this Agreement in reliance of the Vendor’s and the Stock Provider’s representations and warranties that:

4.2.1	so long as the Company makes the payments referred to in clause 4.4, the outstanding balance or amount owing under the Vendor Loans 12 months after the Completion Date will be forgiven in full, on and with effect from the date which is the sooner of 13 months after the Completion Date and the date on which the final payment under clause 4.4 is made;

4.2.2	so long as the Company makes the payments referred to in clause 4.4, the Company will not be taken to be in breach of any term or condition of the agreements constituting the Vendor Loans;

4.2.3	neither the Vendor nor the Stock Provider will demand the immediate repayment of the moneys due pursuant to the agreements constituting the Vendor Loans, whether principal, interest, costs, expenses or otherwise (the timing and making of payments being governed by this Agreement); and

4.2.4	no moneys, including interest, costs and expenses are or will be payable under the Vendor Loans on and from the Completion Date, over and above the payment of the principal amounts referred to in clause 4.4.

4.3	The Company, the Stock Provider and the Vendor agree that:

4.3.1	the terms of this clause 4, including the warranties set out in clause 4.2, are deemed to be incorporated into the agreements constituting the Vendor Loans;

4.3.2	the agreements constituting the Vendor Loans are taken to be varied, as provided for in this clause 4; and

4.3.3	in the event of any inconsistency between this Agreement and the terms of the Vendor Loans, the terms of this Agreement prevail.

4.4	After Completion the Company must pay the Vendor an amount equal to 15% of the Revenue of the Company for the first financial year (or part year) following Completion, as a reduction in the principal payable under the Vendor Loans, to be:

4.4.1	assessed on a quarterly basis (being the quarters ending September, December, March and June); and

4.4.2	paid on a quarterly basis, within 1 month after the end of the relevant quarter. For example, for the quarter ending 30 September, payment must be made on or before 31 October 2006.

4.5	As soon as practicable after the expiration of each quarter the Company must provide the Vendor with a written statement of Revenues and other consolidated information reasonably requested by the Vendor for the given quarter, for the purposes of allowing the Vendor to ascertain that the payments have been properly calculated by the Company, from Revenue which has been correctly recorded.

4.6	If a payment referred to in clause 4.1 is not paid by the due date, the Company must pay over and above the late payment a “late payment penalty” equal to 10% of the late payment, on demand.

5	COMPLETION
	5.1	Time and place
Completion must take place:

		5.1.1	at 11.00am on the Completion Date; and

5.1.2	at the registered office of the Company or at such other place agreed in writing between the parties.

5.2	Vendor’s obligations

At or before Completion, the Vendor must:

5.2.1	deliver to the Purchaser a duly executed and completed intellectual property licence agreement in favour of the Company, in the form of that set out in Schedule 6;

5.2.2	deliver to the Purchaser duly executed and completed transfers of the Shares in registrable form (except for the impression of stamp duty or other Tax of a similar nature) in favour of the Purchaser, together with the relevant share certificates (if any);

5.2.3	produce to the Purchaser any power of attorney or other authority under which the transfers of the Shares are executed;

5.2.4	deliver to the Purchaser duly executed instruments irrevocably waiving in favour of the Purchaser all rights of pre-emption which any person has in respect of any of the Shares;

5.2.5	deliver to the Purchaser copies of any other consents, discharges, releases and waivers obtained under clause 2, including a deed of forgiveness of all liability of the Company to or in relation to the Vendor, the Stock Provider or any Associate of any of them in respect of “Group tax clearance”, “Loans”, “Investments” and “Inter-company loans”, upon the payment of the amounts referred to in clause 4;

5.2.6	cause the board of directors of the Company to resolve that the transfers of the Shares (subject only to the payment of stamp duty or other Tax of a similar nature on the transfers) be approved and registered;

5.2.7	at the request of the Purchaser, subject to any consent which may be required from the Australian Securities and Investments Commission (which, if required, must be sought by the Vendor before Completion) use reasonable efforts to cause the resignation of the auditors of the Company with effect from Completion;

5.2.8	at the request of the Purchaser, cause the revocation, with effect from Completion, of all authorities relating to bank accounts of the Company;

5.2.9	deliver to the Purchaser all Records complete and up to date;

5.2.10	deliver to the Purchaser the common seal (if any) of the Company (if not already in the possession of the Purchaser);

5.2.11	deliver to the Purchaser a full discharge or release of any charge or other Encumbrance over any of the Shares, together with the necessary statutory form to be lodged in respect of the discharge or release;

5.2.12	deliver to the Purchaser all other documents and things required by this Agreement to be delivered by the Vendor to the Purchaser at Completion; and

5.2.13	deliver to the Purchaser all other documents and things reasonably required by the Purchaser to transfer the Shares to the Purchaser, to complete any other transaction contemplated by this Agreement and to place the Purchaser in full possession of the rights and benefits of the Company and the Business.

5.3	Purchaser’s obligations

On Completion the Purchaser must, if the Vendor complies with its obligations under clause 5.2 do and execute all other acts and documents required by this Agreement to be done or executed by the Purchaser at Completion.

5.4	Obligations interdependent

In respect of Completion:

5.4.1	the obligations of the Vendor and the Purchaser under this Agreement are interdependent; and

5.4.2	all actions required to be performed will be taken to have occurred simultaneously on Completion.

5.5	Property passes on Completion
5.6	The property in the Shares passes to the Purchaser on Completion. Vendor may retain Records

The Vendor may retain after Completion copies of any Records necessary for it to comply with any applicable law (including without limitation, any applicable Tax Law) and to prepare Tax or other returns required of them by law.

6	RIGHTS AND OBLIGATIONS OF THE PARTIES PENDING COMPLETION

	6.1	Press release

A joint press release will be issued by the Vendor and the Company, in a form mutually agreed to by the Purchaser and the Vendor, within 7 days after the date of this Agreement for the purposes of advising the market and customers and suppliers of the Business of the sale of the Vendor’s interest in the Company.

6.2	Access by Purchaser and representatives

In the period between the date of this Agreement and Completion the Vendor must, on reasonable notice, allow the Purchaser and its authorised representatives access during normal business hours to the Business and the Records to enable the Purchaser as is necessary to:

6.2.1	become familiar with the Business and the affairs of the Company (to the extent that it is not already familiar); and

6.2.2	investigate the accuracy of the Warranties.

6.3	Right to copy and consult

For the purposes of clause 6.2, the Purchaser and its authorised representatives may:

6.3.1	make copies of material examined, provided that such copies are subject to the confidentiality obligations set out in clause 11.1; and

6.3.2	with the prior consent of the Vendor, which consent must not be unreasonably withheld, consult with employees of the Company.

6.4	Termination of discussions

Until Completion or the sooner termination of this Agreement pursuant to clause 10, the Vendor will not enter into or nor cause to be entered into (whether directly or indirectly) any arrangements, discussions or negotiations with any third parties in relation to the sale of the Shares.

6.5	Continuity of Business

Prior to Completion, the Vendor must use its best efforts to:

6.5.1	ensure that the Business is conducted only in accordance with normal and prudent practice (having regard to the nature of the Business); and

6.5.2	maintain the profitability and value of the Business.

6.6	Material changes

Until Completion, the Vendor must ensure that the Purchaser is informed of and consulted about any matter that materially affects the Business.

	6.7	Risk prior to Completion
Pending Completion, the Business and the Shares are at the sole risk of the Vendor.

7	WARRANTIES AND INDEMNITIES IN FAVOUR OF PURCHASER

	7.1	Vendor’s Warranties The Vendor represents and warrants to the Purchaser:
		7.1.1	in the terms of the Warranties; and

7.1.2	that the Warranties are now, and will continue up to and including Completion to be, true and correct in all material respects.

7.2	No merger

Each of the Warranties:

7.2.1	remains in full force and effect on and after Completion, despite Completion; and

7.2.2	will not be extinguished or affected by any investigation made by or on behalf of the Purchaser or any information relating to the Company or the Business of which the Purchaser has knowledge, actual or constructive, except a specific and duly authorised written waiver or release by the Purchaser.

7.3	Warranties made to induce Purchaser

The Vendor acknowledges that it has made the Warranties with the intention of inducing the Purchaser to enter into this Agreement and that the Purchaser has entered into this Agreement on the basis of and in full reliance upon the Warranties.

7.4	Independent operation

Each Warranty is separate and independent and, unless expressly provided, is not limited by reference to any other warranty or provision of this Agreement.

7.5	Prompt disclosure of breach

The Vendor must immediately disclose to the Purchaser anything which may arise or become known to the Vendor that:

7.5.1	is a breach of or is inconsistent with any Warranty; or

7.5.2	has, or is likely to have, a material adverse effect on the financial position or prospects of the Business.

7.6	Disclosures

To the extent that a matter is disclosed in Schedule 5 the Warranties are extinguished.

7.7	Indemnity

The Vendor indemnifies the Purchaser in respect of any Claim that the Purchaser pays, suffers, incurs or is liable because of:

7.7.1	any Warranty being untrue or inaccurate;

7.7.2	the Vendor breaching any provision of this Agreement; or

7.7.3	a Claim made against the Company as a result of any action or failure to act of the Vendor which occurred prior to the Completion Date.

7.8	Requisitions

The Purchaser may make requisitions and enquiries before Completion to verify any of the Warranties.

7.9	Right of termination

If, before Completion:

7.9.1	the Purchaser identifies a material breach of or a material inaccuracy in any of the Warranties, given by the Vendor; or

7.9.2	there is a material change in the assets, Liabilities, turnover, earnings, financial condition, trading position, affairs or prospects of the Company,

the Purchaser may (without prejudice to any other remedy available to it) immediately end this Agreement by giving written notice to the Vendor.

7.10	Indemnity
The Vendor indemnifies the Purchaser:

	7.10.1	from all Liabilities which the Purchaser suffers or incurs by reason of:

(a)	any of the Warranties, from the Vendor, being untrue or inaccurate in any respect;

(b)	any other covenant or representation of the Vendor in this Agreement being untrue or inaccurate in any respect; or

(c)	any failure by the Vendor to fulfil its obligations under this Agreement; and

7.10.2	from all Claims made by any third party in relation to:

(a)	a matter which constitutes, or in circumstances that constitute, a breach of any of the Warranties from the Vendor, or any other covenant or representation of the Vendor in this Agreement; or

(b)	any failure by the Vendor to fulfil its obligations under this Agreement.

8	INDEMNITY IN FAVOUR OF PURCHASER FOR TAX LIABILITIES

	8.1	Indemnities

Without limiting the generality of clause 7.10, the Vendor indemnifies the Purchaser against:

8.1.1	any Tax Liability that arises as a result of any act, matter or thing done, or not done, by the Vendor on or prior, or taken to be on or prior, to the Completion Date, including but not limited to any Tax Liability which arises (in whole or in part, and if in part, to the extent that it arises):

(a)	as a result of, or by reference to, any income, profits or gains derived, earned, accrued or received on or before the Completion Date, to the extent that such income, profits or gains were distributed to the Vendor as a shareholder of the Company prior to Completion;

(b)	from the disallowance of an income tax deduction for any expenses, losses or other outgoings incurred on or before the Completion Date;

(c)	from the disallowance of a tax credit or rebate of tax, such as a dividend rebate, relating to a matter referred to in paragraph (a) or paragraph (b) above; and

(d)	as a result of an asset of the Company having been the subject of a Claim for rollover relief under any Tax Law on or before the Completion Date;

8.1.2	any increased Tax Liability arising out of:

(a)	any amendment to any legislation or legislative provision;

(b)	any change in the practice of any relevant Tax authority; or

(c)	any variation in the rate of Tax charged, levied or imposed,

which has been the subject of a public announcement or action of the relevant government or Tax authority publicly known on or before the Completion Date; and

8.1.3	any Tax Liability that arises as a result of an asset of the Company, legally or beneficially owned by the Company as at the Completion Date, being at any time the subject of a Claim for rollover relief under any Tax Law, at the direction of the Vendor.

8.2	Payment

Payment must be made by the Vendor to the Purchaser as follows:

8.2.1	if the Company must make a payment of Tax in respect of a Tax Liability – 7 days before the latest date on which that payment may lawfully be made without any penalty or additional Tax for late payment; and

8.2.2	if the Company is deprived of any credit, rebate, refund, relief, allowance, deduction or loss carried forward – 7 days before the latest date on which Tax becomes payable by the Company without incurring any penalty or additional Tax for late payment, being Tax which would not have been payable were it not for the Tax Liability.

9	WARRANTIES AND INDEMNITIES IN FAVOUR OF VENDOR

	9.1	Warranties

The Purchaser warrants and represents to the Vendor that:

9.1.1	the execution and delivery of this Agreement has been duly and validly authorised by all necessary action on behalf of the Purchaser;

9.1.2	the Purchaser has full power and lawful authority to execute and deliver this Agreement and to perform or cause to be performed its obligations under this Agreement;

9.1.3	this Agreement constitutes a binding obligation of the Purchaser enforceable in accordance with its terms by appropriate legal remedy;

9.1.4	the entry into and performance of this Agreement does not breach:

(a)	any obligation (including any statutory, contractual or fiduciary obligation) of the Purchaser; or

(b)	any law,

(collectively, the “Purchaser’s Warranties”).

9.2	No merger

Each of the Purchaser’s Warranties:

9.2.1	remains in full force and effect on and after Completion, despite Completion; and

9.2.2	will not be extinguished or affected by any investigation made by or on behalf of the Vendor into the affairs of the Purchaser or any other event or matter except a specific and duly authorised written waiver or release by the Vendor.

9.3	Warranties true at Completion

The Purchaser represents, warrants and undertakes to the Vendor that the Purchaser’s Warranties are now, and will continue up to and including Completion to be, true and correct in all material respects.

9.4	Indemnity

The Purchaser indemnifies the Vendor in respect of any Claim that the Vendor pays, suffers, incurs or is liable for because any warranty or representation made or given by the Purchaser is untrue or inaccurate.

9.5	Separate promises

Each Purchaser’s Warranty is a separate representation and warranty, the interpretation of which is not limited or restricted by any other Purchaser’s Warranty.

9.6	Right of termination

If, before Completion the Vendor identifies a material breach of or a material inaccuracy in any of the Warranties, given by the Purchaser, the Vendor may (without prejudice to any other remedy available to it) immediately end this Agreement by giving written notice to the Purchaser.

10	DEFAULT AND TERMINATION 10.1	Interest on default

If a party fails to pay an amount due under this Agreement for more than three days after the due date, that party must pay interest on the amount overdue:

10.1.1	at a rate of 15% per annum; and

10.1.2	from and including the due date until but excluding the date of payment.

10.2	Other rights not affected

A party’s right to require payment of interest under clause 10.1 does not affect any other rights or remedies it may have relating to any failure to pay an amount due under this Agreement.

10.3	Default

If a party defaults in fulfilling any obligation under this Agreement, the non-defaulting party may serve a written notice that:

10.3.1	specifies the default and the expenses attributable to the default;

10.3.2	states that this Agreement will be ended without further notice unless the default is remedied and all the expenses, including proper and reasonable legal costs, are paid; and

10.3.3	allows at least seven days for the remedy of the default and payment.

10.4	Termination

If a notice served in accordance with clause 10.3 is not complied with, this Agreement is immediately at an end and no further notice is necessary.

10.5	After termination

On termination of this Agreement for any reason, each party must stop, and must cause its permitted disclosees to stop, using Confidential Information of another party and, at the other party’s option:

10.5.1	return to the other party;

10.5.2	destroy and certify in writing to the other party the destruction of; or

10.5.3	destroy and permit a representative of the other party to witness the destruction of,

all Confidential Information in its possession or control, provided that nothing in this clause restricts or limits the right of the Purchaser, as a director of the Company, to inspect, retain and deal with Confidential Information in the course of his duties as a director of the Company.

10.6	Survival

Unless otherwise stated, clauses 11 and 13 continue to apply after termination or ending of this Agreement, however occurring.

10.7	Accrued rights

The termination or ending of this Agreement, however occurring, does not affect any accrued rights or remedies of a party.

11	CONFIDENTIALITY 11.1	Purchaser’s obligations

Subject to clause 11.4, the Purchaser:

11.1.1	must keep confidential all Confidential Information relating to the Business, the Vendor or the Company disclosed to it by the Vendor or their agents, employees or advisors; and

11.1.2	must not disclose that Confidential Information to persons other than its officers, agents, employees or advisors.

The Purchaser’s obligations under this clause (except in connection with Confidential Information relating to the Vendor or its financial position which is not relevant to the Business or the Company) terminates on Completion.

11.2	Return of documentation

Subject to clause 11.4, if Completion fails to take place, the Purchaser must promptly return to the Vendor any documentation relating to the Confidential Information that the Purchaser has obtained from the Vendor. The Purchaser is not required to surrender any internal work product prepared by the Purchaser or on its behalf but must keep that internal work product confidential (except as required by law).

11.3	Vendor’s obligations

Subject to clause 11.4, the Vendor agrees to maintain as confidential all Confidential Information concerning the Purchaser, the Business or the Company disclosed to any of them, and not to use it to the detriment of the Business, the Company or the Purchaser.

11.4	Authorised disclosures
This clause 11:
	11.4.1	will not apply to the disclosure of Confidential Information by a party:

(a)	in the form of the press release referred to in clause 6.1;

(b)	to the extent to which the disclosure is necessary in order to comply with any law or the listing laws of the Australian Stock Exchange Limited (such disclosure to the made in terms agreed to by the Vendor and the Purchaser);

(c)	to instruct and inform its consultants, advisers and bankers, and the officers of any related company or any Associate of the party, in relation to transactions contemplated by this Agreement;

(d)	to the extent to which the disclosure is necessary in order for the Purchaser to obtain any regulatory approval in relation to the transactions contemplated by this Agreement; or

(e)	as otherwise required by law; and

11.4.2	does no limit, fetter or restrict the right of the Purchaser, as a director of the Company, to inspect, retain and deal with Confidential Information in the course of his duties as a director of the Company.

12	GOODS AND SERVICES TAX 12.1	Interpretation

Expressions used in this clause and in the GST Act have the same meanings as when used in the GST Act.

12.2	Amounts payable do not include GST

Except where this Agreement states otherwise, each amount payable by a party under this Agreement in respect of a taxably supply by the other party is expressed as a GST exclusive amount and the recipient of the supply must, in addition to that amount and at the same time, pay to the supplier the GST payable in respect of the supply.

12.3	Tax invoice

A party is not obliged, under clause 12.2, to pay the GST on a taxable supply to it under this Agreement, until given a valid tax invoice for the supply.

13	ANNOUNCEMENTS

Expect as provided in clause 6.1, the parties must not make any media release or announcement or public statement (other than as may be required by law or under the listing rules of any relevant stock exchange) without the consent of the other parties.

14	FURTHER ASSURANCE

Each party must use its best efforts to do all things necessary or desirable to give full effect to the terms and intentions of this Agreement, whether before or after Completion.

15	GOVERNING LAW

This Agreement is governed by and construed in accordance with the laws of Victoria and the parties agree to submit to the jurisdiction of the courts of that state or territory.

16	COSTS 16.1	Stamp duty

The Purchaser must pay all stamp duty on or in respect of this Agreement, the transfer or assignment of the Shares and any instrument or transaction contemplated by this Agreement.

16.2	Costs of Agreement

Each party must pay its own costs of and in connection with this Agreement and Completion.

17	NOTICES 17.1	Giving notice

Any notice (which includes, without limitation, a demand, request, consent, approval and any other communication made, required or authorised under this Agreement) given under this Agreement must be:

17.1.1	in writing;

17.1.2	directed to the recipient’s address specified in clause 17.2, as varied by any notice; and

17.1.3	hand delivered or sent by prepaid post or facsimile to that address.

17.2	Addresses for service

The parties’ addresses and facsimile numbers are:

Vendor’s address: 255 Consumers Road, Suite 500, Toronto, Ontario M2J 1R4, Attention: Chief Executive Officer

	Facsimile number:	(416) 502-2968

Purchaser’s address:12 Ernest Road, Kalorama, Victoria 3766

17.3	Facsimile number: Receipt of notice	As advised

A notice given in accordance with clause 17.1 is taken to be received by the recipient:

17.3.1	if hand delivered, on delivery;

17.3.2	if sent by prepaid post, two Business Days after the date of posting; or

17.3.3	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within eight business hours after that transmission, the recipient informs the sender that it has not received the entire notice.

In all cases, a notice received after 5.00pm in the place of receipt or on a day that is not a Business Day is taken to be received by the recipient at 9.00am on the next Business Day.

17.4	Signing of notice

A notice given under this Agreement is sufficiently signed if:

17.4.1	in the case of a company, it is signed by a director, secretary or other officer of the company; or

17.4.2	in the case of an individual, it is signed by that individual.

17.5	Other modes of service permitted

The provisions of this clause are in addition to any other mode of service permitted by law.

18	SEVERANCE 18.1	Preferred construction

The parties agree that a construction of this Agreement that results in all provisions being enforceable is to be preferred to any other construction.

18.2	Severance

If, despite the application of clause 18.1, a provision of this Agreement is illegal or unenforceable:

18.2.1	if the provision would not be illegal or unenforceable if a word or words were omitted, that word or those words are severed; and

18.2.2	in any other case, the whole provision is severed,

19	and the remainder of this Agreement continues in force. ENFORCEMENT OF INDEMNITY

A party can enforce its rights of indemnity under this Agreement without first incurring any expense or making any payment.

20	GENERAL 20.1	No merger

The provisions of this Agreement do not merge on or by virtue of Completion and remain in full force and effect after Completion.

20.2	Exercise of rights

A failure, delay, relaxation or indulgence on the part of any party in exercising any power or right conferred upon that party under this Agreement does not operate as a waiver of the power or right. A single or partial exercise of any power or right does not preclude any other or future exercise of that, or any other, power or right under this Agreement.

20.3	Whole Agreement

20.3.1	This Agreement constitutes the whole Agreement between the parties. No warranties, representations, guarantees or other terms or conditions of any nature not contained and recorded in this Agreement have any force or effect.

20.3.2	Without limiting clause 20.3.1, this Agreement supercedes and replaces in its entirety the “Term Sheet” and “Letter of Intent” between the Vendor and Wayne Anderson.

20.4	No Assignment
20.5	A party must not assign this Agreement or any right under this Agreement. Amendment

This Agreement may only be amended or supplemented in writing, signed by the parties.

20.6	Unavoidable events
A failure or omission to carry out or observe any term of this Agreement will not:

	20.6.1 20.6.2	give rise to a Claim by any party against another; or result in a breach of this Agreement,

if the failure or omission arises by reason of delay or inability to perform caused by war, whether declared or not, civil rebellion, strike, fire, storm or other severe action of the elements or from other similar causes which are unavoidable or beyond the reasonable control of the defaulting party.

20.7	Power of attorney

If this Agreement is executed under power of attorney, each attorney executing this Agreement warrants that, at the time of executing this Agreement, he or she has no notice of revocation of the power of attorney under the authority of which this Agreement is executed.

20.8	Counterparts

This Agreement may be executed in any number of counterparts and all the counterparts together constitute one and the same instrument.

20.9	Time of the essence

Time is of the essence as regards all dates, periods of time and times specified in this Agreement.

21	INTERPRETATION
In this Agreement, unless the contrary intention appears:

	21.1	the singular includes the plural and the other way round;

21.2	words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and government and local authorities and agencies and the other way round;

21.3	words importing one gender include other genders;

21.4	other grammatical forms of defined words or expressions have corresponding meanings;

21.5	a covenant, undertaking, representation, warranty, indemnity or Agreement made or given by:

21.5.1	two or more parties; or

21.5.2	a party comprised of two or more persons,

is made or given and binds those parties or persons jointly and severally;

21.6	a reference to any legislation or to any provision of any legislation includes a reference to that legislation or provision as amended, supplemented, replaced or substituted from time to time;

21.7	if an act must be done on a specified day that is not a Business Day, the act must be done instead on the next Business Day;

21.8	if an act required to be done under this Agreement on a specified day is done after 5.00pm on that day in the time zone in which the act is performed, it is taken to be done on the following day;

21.9	unless otherwise stated, all monetary amounts are in Australian dollars;

21.10	a reference to an authority, institution, association or body (“original entity”) that has ceased to exist or been reconstituted, renamed or replaced or whose powers or functions have been transferred to another entity, is a reference to the entity that most closely serves the purposes or objects of the original entity; and

21.11	headings and the provision of a table of contents are for ease of reference only and do not affect the interpretation of this Agreement.

SCHEDULE 1

PARTICULARS OF SHARES

Shareholder	Number of Shares
WaveRider Communications Inc	237,000 shares (legally and beneficially held)

SCHEDULE 2

DETAILS OF THE COMPANY

Name and ACN:	Wave Wireless Pty Ltd

ACN 006 395 026

Registered office:	Unit 1

2 Dunlop Court

BAYSWATER VIC 3153

Date of incorporation/ registration:	1 April 1985

Share capital:	$237,000.00 comprising 237,000 fully paid ordinary shares

Director:	Wayne Anderson

Secretary:	Wayne Anderson

SCHEDULE 3

INTELLECTUAL PROPERTY

1	The Business Names

Name	Registered	Expiry
Not applicable

2	Trade Marks

Name	Registered	Expiry
Wave Wireless	Application Number 1115477	N/A

3 4	Intellectual Property Licences Not applicable Other Intellectual Property

Not applicable

SCHEDULE 4

WARRANTIES

The Vendor

1	The Vendor:

1.1	has full title, capacity and authority to enter into and perform this Agreement and has obtained (or will upon the satisfaction of the conditions precedent to this Agreement have obtained) all necessary consents to enable it to do so; and

1.2	is duly incorporated and validly existing.

2	The Vendor is, or on Completion will be, the legal or beneficial owner of the Shares as set out in Schedule 1 free from all Encumbrances.

3	The entry into and performance of this Agreement by the Vendor will not:

3.1	constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute a default under the constitution or any agreement or undertaking by which the Vendor is bound; or

4	3.2 That no:	impose any Encumbrance on the Shares.

4.1	meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Vendor;

4.2	receiver, receiver and manager, provisional liquidator, liquidator or other controller or administrator has been appointed in relation to all or any material assets of the Vendor;

4.3	mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which the Vendor is the mortgagor or chargor; and

4.4	unsatisfied judgments, orders or writs of execution exist against the Vendor or affecting the Shares.

5	The Vendor:
The Company 6	5.1 5.2 5.3 The Company:	is not insolvent within the meaning of section 95A of the Corporations Act;
has not stopped paying its debts as and when they fall due; or
is not subject to voluntary administration under Part 5.3A of the Corporations Act.

	6.1	is duly incorporated and validly existing;

6.2	has full corporate power to own its properties, assets and businesses and to carry on the businesses it conducts; and

6.3	has good and marketable title to all the assets included in the Accounts.

7	A copy of the constitution of the Company has been given to the Purchaser by the Vendor prior to the execution of this Agreement and is a complete and accurate copy in all material respects.

The Shares
8	The Shares:
	8.1 8.2 8.3	comprise the entire share capital of the Company; are fully paid; and were validly issued.

9	The Vendor has complete and unrestricted power and right to sell, assign and transfer the Shares to the Purchaser or in accordance with this Agreement.

10	There are no:
11 Intellectual Property 25	10.1securities convertible into shares of the Company;
10.2options or other entitlements;
10.2.1over the Shares; or
10.2.2to have shares in the Company issued; or
10.3restrictions on the transfer of any shares in the Company.
There is no Encumbrance over or affecting the Shares or any of them.

In Warranties 26 and 27

“Intellectual Property Rights” means all intellectual property and proprietary rights (whether registered or unregistered) presently owned by the Vendor, including the rights and interests set out in Schedule 3; and

“Owned Intellectual Property Rights” means all Intellectual Property Rights used by the Company in the course of and for the purposes of the Business, including (without limitation) the Intellectual Property Rights listed in Schedule 3. The Vendor alone is now, and on and after Completion will be, the legal and beneficial owner of the Owned Intellectual Property Rights.

26	The Vendor is not aware of any allegation or basis on which an allegation could be made that the Company has infringed the intellectual property rights of any person or on which the validity or effectiveness of the Owned Intellectual Property Rights or the Intellectual Property Licences may be challenged.

27	Subject to the intellectual property licence agreement set out in Schedule 6, the Vendor will not oppose or assist any other party to oppose any application for registration or renewal of any trade mark, patent or design referred to in Schedule 3.

Information

28	All information provided by or on behalf of the Vendor to the Purchaser, or to any of its advisers has been provided in good faith and is true, accurate and complete in all respects and none of that information is misleading whether by omission or otherwise.

29	All copies of documents provided by the Vendor to the Purchaser are true copies.

Effect of sale of Shares

30	As far as the Vendor is aware, the transfer of the Shares to the Purchaser under this Agreement will not result in any supplier or customer of the Company ceasing or being entitled to substantially reduce its level of business with the Company.

31	As far as the Vendor is aware, the entry into and performance of this Agreement does not and will not:

31.1	result in the breach of any of the terms, conditions or provisions of any agreement or arrangement to which the Company is a party; or

31.2	relieve any person from any obligation to the Company:

31.3	result in the creation, imposition, crystallisation or enforcement of any Encumbrance or other third party right or interest on the Company, its assets or undertaking; or

31.4	result in any indebtedness of the Company becoming due and payable.

Delegations, offers, finder’s fees
32	No power of attorney given by the Company will be in force after Completion.

33	Neither the Vendor nor any Associate of the Vendor has taken any action under which any person is or may be entitled to a finder’s fee, brokerage or commission in connection with the acquisition of any Shares under this Agreement.

SCHEDULE 5

DISCLOSURES AGAINST WARRANTIES

None

SCHEDULE 6

INTELLECTUAL PROPERTY LICENCE AGREEMENT

THIS AGREEMENT is made on

PARTIES

1	WAVE WIRELESS PTY LTD
ACN 006 395 026 of Unit 1, 2 Dunlop Court, Bayswater, Victoria 3153 (“Licensee”)

2	WAVE WIRELESS CORPORATION a company existing and organised under the laws of the the State of Delaware, with registered office at 255 Consumers Road, Suite 500, Toronto, Ontario M2J 1R4 (“Licensor”)

BACKGROUND
A B	The Licensor is the beneficial owner of the Intellectual Property Rights.
 The Licensor has agreed to licence the Intellectual Property Rights to the Licensee on the terms and conditions set out in this Agreement.

THE PARTIES AGREE THAT:
1	DEFINITIONS

In this agreement:

1.1	“Agreement” means this agreement including the recitals and any schedules or annexures to this Agreement.

1.2	“Completion Date” means the date on which completion of the sale of the shares in the Licensee from the Licensor to Wayne Anderson, is effected.

1.3	“Encumbrance” means any mortgage, lien, charge, bill of sale, option, title retention, pledge, claim, restriction, condition, overriding interest or other encumbrance.

1.4	“Intellectual Property Rights” means all intellectual property and intellectual property rights of which the Licensee is the author, proprietor, owner or licensee, on or in connection with the Name, whether or not registered or registrable.

2	1.5“Term” means a term of 6 months starting on the Completion Date. 1.6“Territory” means Australia. NON-EXCLUSIVE LICENCE

2.1	The Licensor grants to the Licensee a non-exclusive, non-transferable licence to use, enjoy, commercialise and exploit Intellectual Property Rights in the Territory, in the course of or in connection with the business of the Licensee, for the Term.

2.2	Without limiting the scope of the licence granted under clause 2.1, the Licensee may use, enjoy, commercialise and exploit the Name in the Territory and for that purpose use the Name for advertising, marketing and promoting the provision of goods and/or services by the Company.

2.3	No “licence fee” or “royalty” is payable by the Licensee for the ongoing use of the Intellectual Property Rights during the Term.

2.4	On the expiration or sooner determination of the Term (by reason of the Licensee’s default), the Licensee must cease any use of the Intellectual Property Rights.

3	PROTECTION OF RIGHTS
	3.1	The Licensor must:

3.1.1	do all things reasonably necessary to maintain, renew and keep in force the Intellectual Property Rights and pay all costs, fees, expenses and duties of and incidental to the maintenance or renewal of the Intellectual Property Rights;

3.1.2	not cause or permit anything which may damage or endanger the Intellectual Property Rights or the Licensor’s title to the Intellectual Property Rights or assist or allow others to do so;

3.1.3	not purport to sell, transfer, assign, sub-licence, part with possession or cause or permit any Encumbrance over or otherwise deal with the Intellectual Property Rights;

3.1.4	use best endeavours to prevent any unauthorised use of the Intellectual Property Rights by a third party;

3.1.5	promptly notify the Licensee in writing of any:

(a)	suspected infringement of the Intellectual Property Rights; and

(b)	events or matters (including matters and events outside the Territory) which may:

(1)	damage, fetter, harm or tarnish the goodwill in the Intellectual Property Rights;

(2)	prejudice or have an adverse effect on the Licensee’s right to use and exploit the Intellectual Property Rights to its maximum potential; or

(3)	damage or harm the reputation of the Licensee as a user of the Intellectual Property Rights; and

3.1.6	promptly notify the Licensee in writing if the Licensor asserts a claim or institutes an action as a result of an actual or apparent infringement of the Intellectual Property Rights.

3.2	The Licensor must not conduct a business in Australia under any trade mark, business name or other name which is substantially identical or deceptively similar to the Name.

3.3	In the event that the Licensee notifies the Licensor of any suspected infringement of the Intellectual Property Rights during the Term, the Licensor must use its commercially reasonable efforts to:

3.3.1	protect the Licensor’s interest in the Intellectual Property Rights; and

3.3.2	do all things necessary to:

(a)	maintain, protect and keep in force the Intellectual Property Rights; and

(b)	preserve the rights of the Licensee under this Agreement.

4	FURTHER ASSURANCE

Each party must use its best efforts to do all things necessary or desirable to give full effect to the terms and intentions of this Agreement, whether before or after Completion.

5	GOVERNING LAW

This Agreement is governed by and construed in accordance with the laws of Victoria and the parties agree to submit to the jurisdiction of the courts of that state or territory.

6	DEFAULT AND TERMINATION 6.1	Default

If a party defaults in fulfilling any obligation under this Agreement, the non-defaulting party may serve a written notice that:

6.1.1	specifies the default and the costs and expenses attributable to the default;

6.1.2	states that this Agreement will be ended without further notice unless the default is remedied and all the costs and expenses, including proper and reasonable legal costs, are paid; and

6.1.3	allows at least seven days for the remedy of the default and payment.

6.2	Termination

If a notice served in accordance with clause 6.1 is not complied with, this Agreement is immediately at an end and no further notice is necessary.

6.3	Accrued rights

The termination or ending of this Agreement, however occurring, does not affect any accrued rights or remedies of a party.

7	INTERPRETATION
In this Agreement, unless the contrary intention appears:

	7.1	the singular includes the plural and the other way round;

7.2	words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and government and local authorities and agencies and the other way round;

7.3	words importing one gender include other genders;

7.4	other grammatical forms of defined words or expressions have corresponding meanings;

7.5	a covenant, undertaking, representation, warranty, indemnity or Agreement made or given by:

7.5.1	two or more parties; or

7.5.2	a party comprised of two or more persons,

is made or given and binds those parties or persons jointly and severally;

7.6	a reference to any legislation or to any provision of any legislation includes a reference to that legislation or provision as amended, supplemented, replaced or substituted from time to time;

7.7	if an act must be done on a specified day that is not a Business Day, the act must be done instead on the next Business Day;

7.8	if an act required to be done under this Agreement on a specified day is done after 5.00pm on that day in the time zone in which the act is performed, it is taken to be done on the following day;

7.9	unless otherwise stated, all monetary amounts are in Australian dollars;

7.10	a reference to an authority, institution, association or body (“original entity”) that has ceased to exist or been reconstituted, renamed or replaced or whose powers or functions have been transferred to another entity, is a reference to the entity that most closely serves the purposes or objects of the original entity; and

7.11	headings and the provision of a table of contents are for ease of reference only and do not affect the interpretation of this Agreement.

EXECUTED as an Agreement.

)
EXECUTED by WAVE WIRELESS	)
CORPORATION by being signed by	)
authorised persons:	)
Director		Company Secretary
Full Name		Full Name
Usual Address		Usual Address

EXECUTED by WAVE WIRELESS PTY LTD in accordance with section 127(1) of the Corporations	)
Act 2001 by being	)
signed by the	)
authorised person:	)
Sole director and sole company secretary
Full name
Usual Address

EXECUTED as an Agreement.

)
EXECUTED by WAVERIDER	)
COMMUNICATIONS INC by being signed	)
by authorised persons:	)
Chief Executive Officer		Company Secretary
Full Name		Full Name
Usual Address		Usual Address
)
EXECUTED by WAVERIDER	)
COMMUNICATIONS (CANADA) INC by	)
being signed by authorised persons:	)
Chief Executive Officer		Company Secretary
Full Name		Full Name
Usual Address		Usual Address

EXECUTED by WAVE WIRELESS PTY LTD in accordance with section 127(1) of the Corporations	)
Act 2001 by being	)
signed by the	)
authorised person:	)
Sole director and sole company secretary
Full name
Usual Address

SIGNED by WAYNE ANDERSON in the presence of:	)
)
Witness